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              [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP LETTERHEAD]






                                                                    June 7, 2002


Quest Diagnostics Incorporated
One Malcolm Avenue
Teterboro, New Jersey  07608

                RE:   Registration Statement on Form S-4, as
                      amended, relating to Quest Diagnostics
                      Incorporated Common Stock (the "Registration
                      Statement") (File No. 333-88330)

Ladies and Gentlemen:

         We hereby consent to the filing of our form of opinion letter as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP in the prospectus constituting a part of the Registration Statement under the captions "The Offer -- Federal Income Tax Consequences" and "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                   Very truly yours,

                                   /s/  Skadden, Arps, Slate, Meagher & Flom LLP


                                   Skadden, Arps, Slate, Meagher & Flom LLP